Exhibit 99.1

news release

Omnicare Announces Exchange and Repurchase Transactions in Connection with Certain of its Senior Subordinated Notes

CINCINNATI, August 22, 2013 - Omnicare, Inc. (NYSE: OCR) (the “Company”) announced today that it has entered into separate, privately negotiated exchange agreements under which it will retire approximately $180.46 million in aggregate principal amount of its outstanding 3.75% Convertible Senior Subordinated Notes due 2025 (the “3.75% Notes due 2025”) in exchange for its issuance of $424.25 million in aggregate principal amount of new 3.50% Convertible Senior Subordinated Notes due 2044 (the “New Notes”), with an original issue price of approximately $388.83 million (which issue price will accrete on a semi-annual basis). The Company also entered into separate, privately negotiated purchase agreements to repurchase approximately $5.15 million in aggregate principal amount of its outstanding 3.75% Notes due 2025 and $150 million in aggregate principal amount of its outstanding 7.75% Senior Subordinated Notes due 2020 (the “7.75% Notes”). Following these transactions, approximately $132.42 million in principal amount of the 3.75% Notes due 2025 and $400 million in principal amount of the 7.75% Notes will remain outstanding.
The New Notes mature in 2044 and will pay interest semiannually at a rate of 3.50% per year. Commencing with the interest period beginning February 15, 2021 in the case of the downside trigger and the interest period beginning on February 15, 2024 in the case of the upside trigger, the New Notes will also pay contingent interest under certain circumstances based on their then current trading price. The New Notes will be convertible, upon certain circumstances, into cash and, if applicable, shares of Omnicare common stock. The New Notes have an initial conversion rate of 14.2857 shares of common stock per $1,000 original principal amount of notes (subject to adjustment in certain events). This is equivalent to an initial conversion price of approximately $70 per share, representing a 28.44% premium over the $54.50 closing price of the Company's common stock on the New York Stock Exchange on August 22, 2013. The Company has the right to redeem the New Notes on or before February 15, 2019, under certain circumstances, by paying the principal amount of the New Notes plus accrued but unpaid interest, and after February 15, 2019 by paying the accreted issue price to date plus accrued but unpaid interest.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Omnicare
Omnicare, Inc., a Fortune 500 company based in Cincinnati, Ohio, provides comprehensive pharmaceutical services to patients and providers across the United States. As the market-leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight into the geriatric market along with some of the industry's most innovative technological capabilities to the benefit of its long-term care customers. Omnicare also provides key commercialization services for the bio-pharmaceutical industry and end-of-life disease management through its Specialty Care Group. For more information, visit www.omnicare.com.

Forward-looking Statements
In addition to historical information, this report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management's current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of such risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company's actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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Contact:
Patrick C. Lee
(513) 719-1507
patrick.lee@omnicare.com